Exhibit 4.2

BENEFICIAL ALABAMA INC., BENEFICIAL CALIFORNIA INC., BENEFICIAL COLORADO INC., BENEFICIAL CONSUMER DISCOUNT COMPANY, BENEFICIAL DELAWARE INC., BENEFICIAL FLORIDA INC. BENEFICIAL HAWAII INC., BENEFICIAL HOMEOWNER SERVICE CORPORATION, BENEFICIAL IDAHO INC., BENEFICIAL ILLINOIS INC., BENEFICIAL INDIANA INC., BENEFICIAL IOWA INC., BENEFICIAL KANSAS INC., BENEFICIAL KENTUCKY INC., BENEFICIAL LOAN AND THRIFT CO., BENEFICIAL LOUISIANA INC., BENEFICIAL MAINE INC., BENEFICIAL MARYLAND INC., BENEFICIAL MASSACHUSETTS INC., BENEFICIAL MICHIGAN INC., BENEFICIAL MORTGAGE CO. OF ARIZONA, BENEFICIAL MORTGAGE CO. OF CONNECTICUT, BENEFICIAL MORTGAGE CO. OF GEORGIA, BENEFICIAL MORTGAGE CO. OF MISSOURI, INC., BENEFICIAL MORTGAGE CO. OF NEVADA, BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA, BENEFICIAL MORTGAGE CO. OF VIRGINIA, BENEFICIAL NEBRASKA INC., BENEFICIAL NEW HAMPSHIRE INC., BENEFICIAL NEW JERSEY INC., BENEFICIAL NEW MEXICO INC., BENEFICIAL OHIO INC., BENEFICIAL OKLAHOMA INC., BENEFICIAL OREGON INC., BENEFICIAL RHODE ISLAND INC., BENEFICIAL SOUTH CAROLINA INC., BENEFICIAL SOUTH DAKOTA INC., BENEFICIAL TENNESSEE INC., BENEFICIAL TEXAS INC., BENEFICIAL UTAH INC., BENEFICIAL WASHINGTON INC., BENEFICIAL WEST VIRGINIA, INC., BENEFICIAL WISCONSIN INC., BENEFICIAL WYOMING INC., HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY, HOUSEHOLD FINANCE CORPORATION II, HOUSEHOLD FINANCE CORPORATION III, HOUSEHOLD FINANCE CORPORATION OF ALABAMA, HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA, HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK, HOUSEHOLD FINANCIAL CENTER INC., HOUSEHOLD INDUSTRIAL FINANCE COMPANY, HOUSEHOLD REALTY CORPORATION, and MORTGAGE ONE CORPORATION

as Sellers

and

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as trustee of

HSBC Home Equity Loan Trust (USA) 2007-3

TRANSFER AGREEMENT

DATED OCTOBER 18, 2007

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TRANSFER AGREEMENT

TRANSFER AGREEMENT, dated October 18, 2007, by and among BENEFICIAL ALABAMA INC., BENEFICIAL CALIFORNIA INC., BENEFICIAL COLORADO INC. BENEFICIAL CONSUMER DISCOUNT COMPANY, BENEFICIAL DELAWARE INC., BENEFICIAL FLORIDA INC., BENEFICIAL HAWAII INC., BENEFICIAL HOMEOWNER SERVICE CORPORATION, BENEFICIAL IDAHO INC., BENEFICIAL ILLINOIS INC., BENEFICIAL INDIANA INC., BENEFICIAL IOWA INC., BENEFICIAL KANSAS INC., BENEFICIAL KENTUCKY INC., BENEFICIAL LOAN AND THRIFT CO., BENEFICIAL LOUISIANA INC., BENEFICIAL MAINE INC., BENEFICIAL MARYLAND INC., BENEFICIAL MASSACHUSETTS INC., BENEFICIAL MICHIGAN INC., BENEFICIAL MORTGAGE CO. OF ARIZONA, BENEFICIAL MORTGAGE CO. OF CONNECTICUT, BENEFICIAL MORTGAGE CO. OF GEORGIA, BENEFICIAL MORTGAGE CO. OF MISSOURI, INC., BENEFICIAL MORTGAGE CO. OF NEVADA, BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA, BENEFICIAL MORTGAGE CO. OF VIRGINIA, BENEFICIAL NEBRASKA INC., BENEFICIAL NEW HAMPSHIRE INC., BENEFICIAL NEW JERSEY INC., BENEFICIAL NEW MEXICO INC., BENEFICIAL OHIO INC., BENEFICIAL OKLAHOMA INC., BENEFICIAL OREGON INC., BENEFICIAL RHODE ISLAND INC., BENEFICIAL SOUTH CAROLINA INC., BENEFICIAL SOUTH DAKOTA INC., BENEFICIAL TENNESSEE INC., BENEFICIAL TEXAS INC., BENEFICIAL UTAH INC., BENEFICIAL WASHINGTON INC., BENEFICIAL WEST VIRGINIA, INC., BENEFICIAL WISCONSIN INC., BENEFICIAL WYOMING INC., HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY, HOUSEHOLD FINANCE CORPORATION II, HOUSEHOLD FINANCE CORPORATION III, HOUSEHOLD FINANCE CORPORATION OF ALABAMA, HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA, HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK, HOUSEHOLD FINANCIAL CENTER INC., HOUSEHOLD INDUSTRIAL FINANCE COMPANY, HOUSEHOLD REALTY CORPORATION, and MORTGAGE ONE CORPORATION and any of their successors (the “Sellers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”) of HSBC Home Equity Loan Trust (USA) 2007-3 (the “Trust”).

W I T N E S S E T H;

WHEREAS, the Sellers and HSBC Home Equity Loan Corporation II (the “Depositor”) are parties to that certain Home Equity Loan Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Home Equity Loan Purchase Agreement”), pursuant to which the Sellers have agreed, from time to time, to sell, and the Depositor has agreed to purchase, among other things, the outstanding principal balances and related proceeds under certain “Home Equity Loans” evidenced by certain “Mortgage Files” (each as defined in the Home Equity Loan Purchase Agreement) of the Sellers;

WHEREAS, the Depositor, as Depositor, HSBC Finance Corporation, as Servicer, HSBC Bank USA, National Association, as Administrator, and the Trustee are parties to that certain Pooling and Servicing Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Pooling and Servicing Agreement”) pursuant to which, among other things, the Trustee, on behalf of the Trust, has agreed to purchase from the Depositor the assets purchased by the Depositor under the Home Equity Loan Purchase Agreement and certain other assets;

WHEREAS, the Sellers will benefit directly from the transactions contemplated by the Pooling and Servicing Agreement in that the payments of the purchase price for the Home Equity Loans purchased under the Pooling and Servicing Agreement will provide the Depositor with certain of the funds it needs to satisfy its purchase obligations under the Home Equity Loan Purchase Agreement;

WHEREAS, as a condition precedent to the Trustee’s entering into the Pooling and Servicing Agreement, the Trustee, on behalf of the Trust, has required that the Sellers enter into this Agreement to convey all of the Sellers’ remaining right, title and interest in the applicable Home Equity Loans, comprising the Mortgage Files and Related Documents (together the “Transferred Assets”) to the Trustee, on behalf of the Trust;

NOW, THEREFORE, in consideration of the recitals hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Trustee, on behalf of the Trust, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.       Definitions. (a) “Agreement” shall mean this Transfer Agreement and all amendments and other modifications hereof and supplements hereto. All other capitalized terms used herein or in any certificate or document made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Home Equity Loan Purchase Agreement or in the Pooling and Servicing Agreement, as applicable.

(b)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement shall refer to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

(c)          All determinations of the principal balance or finance charges of Home Equity Loans, and of any collections thereof, shall be made in accordance with the Pooling and Servicing Agreement.

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ARTICLE II

TRANSFERS OF RELATED DOCUMENTS

Section 2.1.       Transfers to Trustee. In consideration of the Trustee’s execution and delivery of the Pooling and Servicing Agreement, each Seller severally, and not jointly, does hereby (i) on the Closing Date, sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse and subject only to the concurrent transfer of the outstanding balances and other assets with respect to related Initial Home Equity Loans sold to the Depositor pursuant to the Home Equity Loan Purchase Agreement, all of its remaining right, title, and interest in, to and under such Initial Home Equity Loans, including without limitation all agreements, instruments and other documents evidencing or governing the Mortgagors’ obligations under the related Initial Home Equity Loans or otherwise related thereto or establishing or setting forth the terms and conditions thereof, and any amendments or modifications thereto, and all property and collateral securing the Mortgagors’ obligations thereunder, and upon such conveyance the Trustee, on behalf of the Trust, shall have full rights to enforce and receive all benefits under the applicable Related Documents as owner thereof to the same extent as such Seller had prior to such conveyance (the foregoing assets collectively being the “Transferred Assets” with respect to the related Initial Home Equity Loans), and (ii) agree that on the applicable Transfer Date it will, subject to the availability thereof, sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse and subject to the prior transfer of any Eligible Substitute Home Equity Loan to the Depositor pursuant to the Home Equity Loan Purchase Agreement, all of its remaining aspects, right, title and interest in, to and under the Transferred Assets relating to such Eligible Substitute Home Equity Loan, and upon such conveyance the Trustee, on behalf of the Trust, shall have full rights to enforce and receive all benefits under the applicable Related Documents as owner thereof to the same extent as such Seller had prior to such conveyance. The parties hereto intend that each transfer of the Transferred Assets set forth above constitute a true sale or absolute transfer thereof and each such transfer is intended to be absolute and irrevocable and to provide the Trustee, on behalf of the Trust, with the full benefits of ownership of such Transferred Assets. In the event the transactions set forth herein are characterized by a court of competent jurisdiction as a pledge or a secured financing rather than a sale, each Seller shall be deemed to have granted to the Trustee, on behalf of the Trust, and hereby does grant to the Trustee, on behalf of the Trust, a security interest in all of such Seller’s right, title and interest in, to and under the Transferred Assets, whether now owned or hereafter acquired, in order to secure all of such Seller’s obligations hereunder. For purposes of each such transfer, this Agreement shall constitute a security agreement under applicable law. With respect to the Transferred Assets sold by each Seller to the Trustee, on behalf of the Trust, and without limiting the requirements set forth in Section 2.2 hereof, the Seller shall (and the Servicer shall cause such Seller to) file as promptly as practicable, but in no event later than 10 days following the Closing Date, in the appropriate public filing office or offices UCC-1 financing statements and continuation statements describing such Transferred Assets and naming such Seller as the debtor and the Trustee, on behalf of the Trust, as secured party, file appropriate continuation statements thereto, file amendments thereto in the case of a name change or change in corporate structure, and file appropriate additional UCC financing statements, if any, if such Seller changes its jurisdiction of organization.

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Section 2.2.       Possession of Related Documents. In connection with the foregoing conveyance of the Transferred Assets, each Seller and the Trustee agree that the related Seller shall retain possession of the applicable Mortgage Files and other Related Documents, as custodian for and on behalf of the Trustee and the Certificateholders so long as (i) the long-term senior unsecured debt of HSBC Finance Corporation is assigned ratings of at least “BBB” by Fitch, “Baa3” by Moody’s and “BBB-” by Standard and Poor’s (or such lower rating acceptable and assigned by Moody’s, Standard and Poor’s and Fitch) and (ii) such Seller remains an Affiliate of HSBC Finance. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter in the case of clause (i) below and 60 days in the case of clause (ii) below, each Seller shall (i) either (x) record an Assignment of Mortgage in favor of the Trustee, on behalf of the Trust (which may be a blanket assignment if permitted by applicable law), with respect to each of the Home Equity Loans being serviced by such Seller in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee, on behalf of the Trust, in form for recordation, together with an Opinion of Counsel addressed to the Trustee to the effect that recording is not required to protect the Trust’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, in the related Home Equity Loans, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies and the Trustee (each of which as evidenced in writing), and (ii) unless an Opinion of Counsel, reasonably acceptable to each of the Rating Agencies and the Trustee (each of which as evidenced in writing) is delivered to the Trustee to the effect that delivery of the Mortgage Files is not necessary to protect the Trust’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, in the related Home Equity Loans that will be prior to all other present and future claims in the related Home Equity Loans, deliver the related Mortgage Files to the Trustee to be held by the Trustee in trust for the use and benefit of all present and future Certificateholders. Each Seller hereby agrees that in the event that the Depositor is required to repurchase a Home Equity Loan from the Trustee pursuant to the Pooling and Servicing Agreement or a Seller is required to repurchase a Home Equity Loan from the Depositor pursuant to the Home Equity Loan Purchase Agreement, the applicable Seller will purchase the corresponding Related Documents from the Trustee to the extent required by and pursuant to the terms of the Pooling and Servicing Agreement and Home Equity Loan Purchase Agreement.

Section 2.3.       UCC Financing Statements. In conjunction with the conveyance described in Section 2.1, each Seller agrees (i) to record and file, at its own expense, any financing statement (and continuation statements with respect to such financing statements when applicable) with respect to the Transferred Assets that the Trustee may reasonably request, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the conveyances described herein from such Seller to the Trustee, on behalf of the Trust, that may be perfected in such manner, (ii) such financing statement shall name the appropriate Seller, as seller, and the Trustee, on behalf of the Trust, as purchaser, of the Related Documents and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to the Trustee promptly upon becoming available after the Closing Date.

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Section 2.4.       Absolute Transfer. The parties hereto intend that each conveyance of each Seller’s right, title and interest in and to the Transferred Assets shall constitute an absolute transfer, conveying good title free and clear of any liens, claims, encumbrances or rights of others (other than the Conveyance pursuant to the Home Equity Loan Purchase Agreement) from such Seller to the Trustee, on behalf of the Trust, and that the Transferred Assets shall not be part of the applicable Seller’s estate in the event of the insolvency of such Seller or a conservatorship, receivership or similar event with respect thereto.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.       Representations and Warranties. Each Seller, severally and not jointly, hereby represents and warrants to, and agrees with, the Trustee as of the Closing Date and on each Transfer Date, that:

(a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and when this Agreement has been executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity).

(b) Due Qualification. It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Mortgage File relating to any Home Equity Loan unenforceable by it or the Trustee and would have a material adverse effect on its business, properties, assets or condition (financial or other).

(c) Due Authorization. The execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the “Conveyance Papers”) and the consummation of the transactions provided for in this Agreement or any other Conveyance Papers have been duly authorized by all necessary corporate action on its part.

(d) No Conflict. Its execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the

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Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to it will not violate any existing law or regulation or any order or decree of any court applicable to it or any provision of its certificate of incorporation or bylaws, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

(e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers and the fulfillment of the terms contemplated herein and therein applicable to it will materially comply with currently existing applicable laws.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in its judgment, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement or the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforcement of this Agreement or the Conveyance Papers.

(g) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by it in connection with the execution and delivery of this Agreement or the Conveyance Papers and the performance of the transactions contemplated by this Agreement or the Conveyance Papers have been obtained.

(h) Chief Executive Office. Its chief executive office (i.e., the place from which it manages the main part of its business operations) is currently located within the State of Illinois and has been located in the State of Illinois for the five years preceding the date hereof.

(i) Jurisdiction of Organization. Its sole jurisdiction of organization and its organizational identification number, if any, are accurately set forth opposite its name on Schedule 1 to the Home Equity Loan Purchase Agreement.

Section 4.2.       Representations and Warranties Relating to the Home Equity Loans. Each Seller severally and not jointly represents and warrants to the Trustee as of the Closing Date or the related Transfer Date, as applicable, with respect to each Home Equity Loan, that this Agreement constitutes a valid transfer and assignment to the Trustee, on behalf of the Trust, by each Seller of all of its right, title and interest in and to the Related Documents, all monies due to become due with respect thereto and all proceeds of such Home Equity Loan, subject to such Seller’s possession of the Mortgage File for servicing purposes as custodian and bailee for the Trustee pursuant to Section 2.2 hereof, and to the Conveyance to the Depositor under the Home Equity Loan Purchase Agreement.

Section 4.3.       Notice of Breach. The representations and warranties under this Article IV shall survive the conveyance of the Related Documents to the Trustee, on behalf of the Trust. Upon discovery by any of the Sellers or the Trustee of a breach of any of the

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representations and warranties under Section 4.1 or 4.2, the party discovering such breach shall give written notice to the other parties within three Business Days following such discovery.

ARTICLE V

COVENANTS OF THE SELLERS

Section 5.1.       Covenants. Each Seller severally and not jointly covenants and agrees with the Trustee that it will observe and perform, for the benefit of the Trustee, on behalf of the Trust, all of the covenants set forth in Article V of the Home Equity Loan Purchase Agreement to be performed by it.

ARTICLE VI

RECONVEYANCE

Section 6.1.       Reconveyance of the Related Documents. In the event any Seller accepts a reconveyance of the Depositor’s interest in one or more Home Equity Loans pursuant to the Home Equity Loan Purchase Agreement, then the applicable Seller shall also accept reconveyance of the Related Documents held by the Trustee, on behalf of the Trust.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1.       Conditions Precedent. This Agreement shall become effective when it has been executed and delivered by all the parties hereto and when all of the conditions precedent set forth in Section 7.1 of the Home Equity Loan Purchase Agreement have been satisfied.

ARTICLE VIII

TERM

Section 8.1.       Term. Subject to Article VII hereof, this Agreement shall commence as of the date of execution and delivery hereof and shall continue until the obligations of the Depositor, the Sellers, the Servicer, the Trustee and the Administrator under the Pooling and Servicing Agreement have terminated in accordance with Section 8.01 thereof.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1.       Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Trustee and the Sellers in accordance with this Section 9.1. This Agreement may be amended from time to time by the Trustee and the Sellers (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add any

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other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, and (iv) to change, modify, delete or add any other obligation of the Sellers or the Trustee; provided, however, that no amendment pursuant to clause (iv) of this Section 9.1 shall be effective unless, the Trustee has consented thereto, or the Rating Agencies have notified the Depositor and the Trustee in writing that such amendment will not result in a reduction or withdrawal of the rating of the Certificates. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.2.      GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.3.      Notices. All demands, notices and communications hereunder shall be in writing and shall be given (i) to the Sellers in the manner and at the addresses specified in the Home Equity Loan Purchase Agreement, and (ii) to the Trustee in the manner and at the address specified in the Pooling and Servicing Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.4.      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.5.      Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the parties hereto; provided, however, that (i) each Seller shall have the right to assign its right, title and interest, in, to and under this Agreement, to (a) any entity affiliated with HSBC Finance Corporation and (b) any other entity provided that the Trustee has consented thereto, or the Rating Agencies have advised the Depositor and the Sellers that such assignment will not result in the reduction or withdrawal of the rating of the Certificates, and (ii) the Trustee shall have the right to assign this Agreement to (a) any affiliate of HSBC Finance or (b) any other entity provided that the Rating Agencies have advised the Trustee that such assignment will not result in the reduction or withdrawal of the rating of the Certificates.

Section 9.6.      Further Assurances. The Trustee and each Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Related Documents for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 9.7.      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or any Seller, any right, remedy, power or privilege

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hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.8.      Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.9.      Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 9.10.   Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.11.   Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.12.   Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement, shall remain operative and in full force and effect and shall survive conveyance of the Related Documents by the Sellers to the Trustee, on behalf of the Trust, pursuant hereto.

Section 9.13.	[Reserved]

Section 9.14.   Limitation of Liability. It is understood by each party hereto that the sole recourse of each party hereto in respect of the obligations of the Trustee hereunder and under the other Transaction Documents to which it is a party shall be to the Trust Estate. In addition, U.S. Bank National Association is executing this Agreement and other Transaction Documents to which the Trustee is a party solely in its capacity as Trustee under the Pooling and Servicing Agreement and not in its individual capacity and in no case shall U.S. Bank National Association (or any Person acting as successor Trustee under the Pooling and Servicing Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Trustee hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party.

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IN WITNESS WHEREOF, the Sellers and the Trustee have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

BENEFICIAL ALABAMA INC.

BENEFICIAL CALIFORNIA INC.

BENEFICIAL COLORADO INC.

BENEFICIAL CONSUMER DISCOUNT COMPANY

BENEFICIAL DELAWARE INC.

BENEFICIAL FLORIDA INC.

BENEFICIAL HAWAII INC.

BENEFICIAL HOMEOWNER SERVICE CORPORATION

BENEFICIAL IDAHO INC.

BENEFICIAL ILLINOIS INC.

BENEFICIAL INDIANA INC.

BENEFICIAL IOWA INC.

BENEFICIAL KANSAS INC.

BENEFICIAL KENTUCKY INC.

BENEFICIAL LOAN AND THRIFT CO.

BENEFICIAL LOUISIANA INC.

BENEFICIAL MAINE INC.

BENEFICIAL MARYLAND INC.

BENEFICIAL MASSACHUSETTS INC.

BENEFICIAL MICHIGAN INC.

BENEFICIAL MORTGAGE CO. OF ARIZONA

BENEFICIAL MORTGAGE CO. OF CONNECTICUT

BENEFICIAL MORTGAGE CO. OF GEORGIA

BENEFICIAL MORTGAGE CO. OF MISSOURI, INC.

BENEFICIAL MORTGAGE CO. OF NEVADA

BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA

By: /s/ Daniel W. Anderson

Name: Daniel W. Anderson

Title: Vice President and Treasurer

BENEFICIAL MORTGAGE CO. OF VIRGINIA

BENEFICIAL NEBRASKA INC.

BENEFICIAL NEW HAMPSHIRE INC.

BENEFICIAL NEW JERSEY INC.

BENEFICIAL NEW MEXICO INC.

BENEFICIAL OHIO INC.

BENEFICIAL OKLAHOMA INC.

BENEFICIAL OREGON INC.

BENEFICIAL RHODE ISLAND INC.

BENEFICIAL SOUTH CAROLINA INC.

BENEFICIAL SOUTH DAKOTA INC.

BENEFICIAL TENNESSEE INC.

BENEFICIAL TEXAS INC.

BENEFICIAL UTAH INC.

BENEFICIAL WASHINGTON INC.

BENEFICIAL WEST VIRGINIA, INC.

BENEFICIAL WISCONSIN INC.

BENEFICIAL WYOMING INC.

HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY

HOUSEHOLD FINANCE CORPORATION II

HOUSEHOLD FINANCE CORPORATION III

HOUSEHOLD FINANCE CORPORATION OF ALABAMA

HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA

HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK

HOUSEHOLD FINANCIAL CENTER INC.

HOUSEHOLD INDUSTRIAL FINANCE COMPANY

HOUSEHOLD REALTY CORPORATION

MORTGAGE ONE CORPORATION

By: /s/ Daniel W. Anderson

Name: Daniel W. Anderson

Title: Vice President and Treasurer

HSBC HOME EQUITY LOAN TRUST (USA) 2007-3

By:	U.S. Bank National Association, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement
By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President